Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $1,000,000,000 principal amount of its 6.800% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-293382) and a related prospectus supplement filed with the Securities and Exchange Commission and dated October 29, 2026 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$87,000
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	12,650
Legal Fees and Expenses	75,000
Rating Agency Fees	1,550,350
Printing and Delivery Expenses	10,000
Miscellaneous Expenses	10,000
Total	$1,800,000